EXHIBIT 23.1


                        CONSENT OF DELOITTE & TOUCHE LLP



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-44429, 333-85565, 333-77201, 333-43542, 333-47502, 333-48640, 333-64182 and
333-104266 on Form S-8, Registration Statement Nos. 333-106391, 333-55526,
333-46970 and 333-50458 on Form S-3, and Registration Statement No. 333-63891 on Form S-3/A of our report dated March 31, 2004, appearing in this Annual Report on Form 10-K of Comverse Technology, Inc. for the year ended January 31, 2004.




/s/ DELOITTE & TOUCHE LLP
New York, New York
April  12, 2004